UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 19, 2012

SYNNEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive Fremont, California		94538
(Address of principal executive offices)		(Zip Code)
(510) 656-3333
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02(e).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2012, the Compensation Committee of the Board of Directors of SYNNEX Corporation (“SYNNEX”) granted the following performance-based restricted stock units (“RSUs”) to each of its named executive officers (each, an “Officer”) under our long term incentive program.

Officer	Number of Shares Underlying RSU
Kevin Murai	37,542
Peter Larocque	21,774
Dennis Polk	21,774
Thomas Alsborg	9,385
Simon Leung	6,132

These RSUs relate to SYNNEX' performance based, long-term equity incentives (“LTI”) program and are in lieu of a portion of each Officer's cash compensation. This rebalancing of annual, variable compensation to 3-year, variable compensation further mitigates the potential for undue risk assumption. The LTI program is designed to provide long-term retention incentives for each Officer, and also to create an alignment between the interests of each Officer and those of our stockholders.
The RSUs will vest on the third anniversary of the grant date based upon (1) the achievement, on a cumulative basis, of minimum threshold earnings per share (“EPS”) target performance and (2) the achievement of an average return on invested capital (“ROIC”) target performance, with both performance metrics measured over a 3-year period ending November 30, 2014. The minimum threshold EPS target performance percentage is 75% and the maximum target performance percentage is 166.7% for each Officer. This percentage is then adjusted by a percentage increase or decrease corresponding with SYNNEX' performance as measured by the ROIC performance percentages. If the minimum threshold EPS target performance is not achieved, no RSUs will vest, regardless of the achievement of the ROIC performance.
The actual number of RSUs, if the applicable minimum threshold EPS percentage is met, will vest on a sliding scale of the target EPS performance percentage actually achieved, including any increase or decrease based upon the ROIC performance, up to the number of shares set forth in the table above (the “Maximum Amount”). At the 100% target EPS performance, the Officers' RSUs will vest as to 45.45% of the Maximum Amount. Any unvested shares underlying the RSUs will not vest and will be canceled.
In addition, the vesting of the RSUs is contingent upon the Officer still being employed by SYNNEX on the date of vesting.
In the event of an Officer's death prior to the third anniversary of the grant date, SYNNEX will transfer to such Officer's estate the number of shares that would have vested on or prior to such Officer's death.

Item 5.07.	Submission of Matters to a Vote of Security Holders

SYNNEX held an Annual Meeting of Stockholders on March 20, 2012, at which the following occurred:
Proposal 1: Election of eleven directors to hold office until the 2013 Annual Meeting of Stockholders:

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ELECTION OF DIRECTOR	FOR	WITHHELD
Dwight Steffensen	33,452,374	69,395
Kevin Murai	33,452,587	69,182
Fred Breidenbach	33,448,808	72,961
Hau Lee	33,448,784	72,985
Matthew Miau	29,031,253	4,490,516
Dennis Polk	32,843,474	678,295
Gregory Quesnel	33,452,524	69,245
James Van Horne	33,448,608	73,161
Thomas Wurster	33,448,795	72,974
Duane Zitzner	33,452,574	69,195
Andrea Zulberti	33,448,270	73,499
Proposal 2: The vote on a proposal to amend SYNNEX' Executive Profit Sharing Plan for Section 16(b) Officers was as follows:

FOR	AGAINST	ABSTAIN
33,277,420	233,184	11,165

Proposal 3: The advisory vote to approve SYNNEX' executive compensation was as follows:

FOR	AGAINST	ABSTAIN
33,405,155	102,318	14,296

Proposal 4:	The vote to ratify the selection by the Audit Committee of the Board of Directors of KMPG LLP as SYNNEX' independent registered public accountants was as follows:

FOR	AGAINST	ABSTAIN
35,077,387	25,200	4,468

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: March 23, 2012
SYNNEX CORPORATION

By:	/s/ Simon Y. Leung
Simon Y. Leung
Senior Vice President, General Counsel and
Corporate Secretary

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